Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cerner Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333‑180016, No. 333‑174568, No. 333‑125492, No. 333‑77029, No. 333‑93379, No. 333‑24899, No. 333‑24909, No. 333‑75308, No. 333‑70170, No. 33‑63226, No. 33‑56868, No. 33‑55082, No. 33‑41580, No. 33‑39777, No. 33‑39776, No. 33‑20155, No. 33‑15156, and No. 333‑40156) on Form S‑8 and (No. 333‑72024 and No. 333‑40156) on Form S‑4 of Cerner Corporation of our reports dated February 5, 2014, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 28, 2013 and December 29, 2012, and the related consolidated statements of operations, comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three‑year period ended December 28, 2013, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2013, which reports appear in the 2013 Annual Report on Form 10-K of Cerner Corporation.
/s/ KPMG LLP
Kansas City, Missouri
February 5, 2014